                                  EXHIBIT 99B

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                       SECURITIES AND EXCHANGE COMMISSION
                            Washington, D. C. 20549



                                   FORM 11-K


             [X]  Annual Report Pursuant to Section 15(d) of the
                        Securities Exchange Act of 1934

                  For the fiscal year ended December 31, 1994

                                      or


            [_]   Transition Report Pursuant to Section 15(d) of the
                            Securities Exchange Act
                                    of 1934

 For the transition                                    Commission file number
 period from __ to ___                                          1-8607

                             BellSouth Savings and
                                 Security Plan

                             BELLSOUTH CORPORATION
                          1155 Peachtree Street, N.E.
                          Atlanta, Georgia 30309-3610

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

                       REPORT OF INDEPENDENT ACCOUNTANTS

Management Savings Plan Committee of the
 BellSouth Savings and Security Plan:

  We have audited the accompanying statements of net assets available for plan benefits of the BellSouth Savings and Security Plan as of December 31, 1994 and 1993, and the related statements of changes in net assets available for plan benefits for each of the three years in the period ended December 31, 1994. These financial statements are the responsibility of the Plan's management. Our responsibility is to express an opinion on these financial statements based on our audits.

  We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

  In our opinion, the financial statements referred to above present fairly, in all material respects, the net assets available for plan benefits of the Plan as of December 31, 1994 and 1993, and the changes in net assets available for plan benefits for each of the three years in the period ended December 31, 1994, in conformity with generally accepted accounting principles.

  Our audits were performed for the purpose of forming an opinion on the basic financial statements taken as a whole. The supplemental Schedule of Assets Held for Investment Purposes is presented for the purpose of additional analysis and is not a required part of the basic financial statements but is supplementary information required by the Department for Labor's Rules and Regulations for Reporting and Disclosure under the Employee Retirement Income Security Act of 1974. The fund information in the statement of net assets available for plan benefits and the statement of changes in net assets available for plan benefits is presented for purposes of additional analysis rather than to present the net assets available for plan benefits and changes in net assets available for plan benefits of each fund. The supplemental schedule and fund information have been subjected to the auditing procedures applied in the audits of the basic financial statements and, in our opinion, are fairly stated in all material respects in relation to the basic financial statements taken as a whole.

Coopers & Lybrand L.L.P.
Atlanta, Georgia

June 16, 1995

                       CONSENT OF INDEPENDENT ACCOUNTANTS

  We consent to the incorporation by reference in the registration statements of BellSouth Corporation on Form S-8 (File Nos. 33-30772 and 33-38265) of our report dated June 16, 1995, on our audits of the financial statements of the BellSouth Savings and Security Plan as of December 31, 1994 and 1993, and for each of the three years in the period ended December 31, 1994, and the accompanying financial statement schedule as of December 31, 1994, which report is included in this Annual Report on Form 11-K.

Coopers & Lybrand L.L.P.
Atlanta, Georgia

June 16, 1995

                      BELLSOUTH SAVINGS AND SECURITY PLAN

              STATEMENT OF NET ASSETS AVAILABLE FOR PLAN BENEFITS

                               DECEMBER 31, 1994
                                 (IN THOUSANDS)

                                                                                      EMPLOYEE STOCK
                          BELLSOUTH        INDEXED INTEREST                 MUTUAL    OWNERSHIP PLAN
                            STOCK    BOND   STOCK   INCOME   LOAN  BALANCED  FUND  ---------------------
                            FUND     FUND   FUND     FUND    FUND    FUND   WINDOW ALLOCATED UNALLOCATED   TOTAL
         ASSETS           --------- ------ ------- -------- ------ -------- ------ --------- ----------- ----------
Allocated share of trust
net assets..............  $641,742  $5,690 $33,632 $319,795 $6,590  $4,495  $4,864 $    --    $    --    $1,016,808
Investment in BellSouth
Savings and Security
Employee Stock Ownership
Plan Trust:
 BellSouth shares of
 common stock allocated
 to participants........       --      --      --       --     --      --      --   184,245        --       184,245
 BellSouth shares of
 common stock held for
 future allocation......       --      --      --       --     --      --      --       --     201,809      201,809
 Temporary cash
 investments............       --      --      --       --     --      --      --    11,858      6,627       18,485
                          --------  ------ ------- -------- ------  ------  ------ --------   --------   ----------
  Total Investments.....   641,742   5,690  33,632  319,795  6,590   4,495   4,864  196,103    208,436    1,421,347
Allotments and
contributions
receivable..............     1,053     --       74      698    --        4     --     3,873        --         5,702
Fund, BellSouth
Management Savings and
Employee Stock Ownership
Plan, BellSouth
Enterprises Retirement
Savings Plan and other
transfers receivable--
net.....................     6,887     --      --       --     --      --      359      --         --         7,246
                          --------  ------ ------- -------- ------  ------  ------ --------   --------   ----------
  Total Assets..........   649,682   5,690  33,706  320,493  6,590   4,499   5,223  199,976    208,436    1,434,295
                          --------  ------ ------- -------- ------  ------  ------ --------   --------   ----------
      LIABILITIES
Distributions payable...     3,527      50     116    2,165    --      105       5      453        --         6,421
Fund, BellSouth
Management Savings and
Employee Stock Ownership
Plan, BellSouth
Enterprises Retirement
Savings Plan and other
transfers payable--net..       --      527   1,345    4,681    655     419     --        32        --         7,659
Notes payable...........       --      --      --       --     --      --      --       --     237,249      237,249
                          --------  ------ ------- -------- ------  ------  ------ --------   --------   ----------
  Total liabilities.....     3,527     577   1,461    6,846    655     524       5      485    237,249      251,329
                          --------  ------ ------- -------- ------  ------  ------ --------   --------   ----------
Net Assets Available for
Plan Benefits...........  $646,155  $5,113 $32,245 $313,647 $5,935  $3,975  $5,218 $199,491   $(28,813)  $1,182,966
                          ========  ====== ======= ======== ======  ======  ====== ========   ========   ==========

   The accompanying notes are an integral part of these financial statements.

                      BELLSOUTH SAVINGS AND SECURITY PLAN

              STATEMENT OF NET ASSETS AVAILABLE FOR PLAN BENEFITS

                               DECEMBER 31, 1993
                                 (IN THOUSANDS)

                                                                      EMPLOYEE STOCK
                          BELLSOUTH        INDEXED INTEREST           OWNERSHIP PLAN
                            STOCK    BOND   STOCK   INCOME   LOAN  ---------------------
                            FUND     FUND   FUND     FUND    FUND  ALLOCATED UNALLOCATED   TOTAL
                          --------- ------ ------- -------- ------ --------- ----------- ----------
         ASSETS
Allocated share of trust
net assets..............  $647,395  $5,095 $28,947 $293,422 $3,941 $    --     $   --      $978,800
Investment in BellSouth
Savings and Security Em-
ployee Stock Ownership
Plan Trust:
 BellSouth shares of
 common stock allocated
 to participants........       --      --      --       --     --   153,615        --       153,615
 BellSouth shares of
 common stock held for
 future allocation......       --      --      --       --     --       --     240,318      240,318
 Temporary cash invest-
 ments..................       --      --      --       --     --     6,000      7,817       13,817
                          --------  ------ ------- -------- ------ --------    -------   ----------
  Total Investments.....   647,395   5,095  28,947  293,422  3,941  159,615    248,135    1,386,550
Allotments and contribu-
tions receivable........       170      15      37      167    --     2,902        --         3,291
Fund, BellSouth Manage-
ment Savings and Em-
ployee Stock Ownership
Plan, BellSouth Enter-
prises Retirement Sav-
ings Plan and other
transfers receivable--
net.....................       246     --      158      --     482      --         --           886
                          --------  ------ ------- -------- ------ --------    -------   ----------
  Total Assets..........   647,811   5,110  29,142  293,589  4,423  162,517    248,135    1,390,727
                          --------  ------ ------- -------- ------ --------    -------   ----------
      LIABILITIES
Distributions payable...     3,867       7     120    2,199    175      281        --         6,649
Fund, BellSouth Manage-
ment Savings and Em-
ployee Stock Ownership
Plan, BellSouth Enter-
prises Retirement Sav-
ings Plan and other
transfers payable--net..       --        6     --       662    --        14        --           682
Notes payable...........       --      --      --       --     --       --     253,252      253,252
                          --------  ------ ------- -------- ------ --------    -------   ----------
  Total Liabilities.....     3,867      13     120    2,861    175      295    253,252      260,583
                          --------  ------ ------- -------- ------ --------    -------   ----------
Net Assets Available for
Plan Benefits...........  $643,944  $5,097 $29,022 $290,728 $4,248 $162,222    $(5,117)  $1,130,144
                          ========  ====== ======= ======== ====== ========    =======   ==========

   The accompanying notes are an integral part of these financial statements.

                      BELLSOUTH SAVINGS AND SECURITY PLAN

         STATEMENT OF CHANGES IN NET ASSETS AVAILABLE FOR PLAN BENEFITS

                          YEAR ENDED DECEMBER 31, 1994
                                 (IN THOUSANDS)

                                                                                          EMPLOYEE STOCK
                          BELLSOUTH          INDEXED  INTEREST                  MUTUAL    OWNERSHIP PLAN
                            STOCK     BOND    STOCK    INCOME    LOAN  BALANCED  FUND  ----------------------
                            FUND      FUND    FUND      FUND     FUND    FUND   WINDOW ALLOCATED  UNALLOCATED   TOTAL
                          ---------  ------  -------  --------  ------ -------- ------ ---------  ----------- ----------
Net Assets Available for
Plan Benefits, December
31, 1993................  $643,944   $5,097  $29,022  $290,728  $4,248  $  --   $  --  $162,222    $ (5,117)  $1,130,144
                          --------   ------  -------  --------  ------  ------  ------ --------    --------   ----------
Employee Contributions..    36,310    1,480    6,692    32,308     --    1,201     --       --          --        77,991
Transfer of
participants' balances--
net.....................     7,566   (1,155)  (2,759)  (11,440)  1,515   2,884   5,223      --          --         1,834
Employing company
contributions...........       --       --       --        --      --      --      --    25,178         --        25,178
Supplemental
contributions...........       --       --       --        --      --      --      --       --       23,364       23,364
Allocation of shares to
participants............       --       --       --        --      --      --      --    24,402     (24,402)         --
Transfer for loan
repayment...............       --       --       --        --      --      --      --    (3,041)      3,041          --
                          --------   ------  -------  --------  ------  ------  ------ --------    --------   ----------
Total Allotments,
Contributions,
Allocations and
Transfers...............    43,876      325    3,933    20,868   1,515   4,085   5,223   46,539       2,003      128,367
Allocated share of Trust
investment activities...   (13,460)       3      452    19,869     172     (35)    --    (6,708)     (2,938)      (2,645)
                          --------   ------  -------  --------  ------  ------  ------ --------    --------   ----------
Total Additions.........    30,416      328    4,385    40,737   1,687   4,050   5,223   39,831        (935)     125,722
                          --------   ------  -------  --------  ------  ------  ------ --------    --------   ----------
Less: Distributions to
Participants............    28,205      312    1,162    17,818     --       75       5    2,562         --        50,139
  Interest on Notes
  Payable...............       --       --       --        --      --      --      --       --       22,761       22,761
                          --------   ------  -------  --------  ------  ------  ------ --------    --------   ----------
 Net Assets Available
 for Plan Benefits,
 December 31, 1994......  $646,155   $5,113  $32,245  $313,647  $5,935  $3,975  $5,218 $199,491    $(28,813)  $1,182,966
                          ========   ======  =======  ========  ======  ======  ====== ========    ========   ==========

   The accompanying notes are an integral part of these financial statements.

                      BELLSOUTH SAVINGS AND SECURITY PLAN

         STATEMENT OF CHANGES IN NET ASSETS AVAILABLE FOR PLAN BENEFITS

                          YEAR ENDED DECEMBER 31, 1993
                                 (IN THOUSANDS)

                                                                        EMPLOYEE STOCK
                          BELLSOUTH         INDEXED INTEREST            OWNERSHIP PLAN
                            STOCK     BOND   STOCK   INCOME    LOAN  ----------------------
                            FUND      FUND   FUND     FUND     FUND  ALLOCATED  UNALLOCATED   TOTAL
                          ---------  ------ ------- --------  ------ ---------  ----------- ----------
Net Assets Available for
Plan Benefits, December
31, 1992................  $546,539   $2,189 $18,422 $256,826  $1,145 $106,470    $(26,236)  $  905,355
                          --------   ------ ------- --------  ------ --------    --------   ----------
Employee contributions..    32,620    1,245   5,998   33,218     --       --          --        73,081
Transfer of
participants'
balances--net...........    (6,932)   1,568   3,401     (989)  3,206      --          --           254
Employing company
contributions...........       --       --      --       --      --    17,112         --        17,112
Supplemental
Contributions...........       --       --      --       --      --       --       23,138       23,138
Allocation of Shares to
Participants............       --       --      --       --      --    23,280     (23,280)         --
Transfer for loan
repayment...............       --       --      --       --      --    (3,086)      3,086          --
                          --------   ------ ------- --------  ------ --------    --------   ----------
Total Allotments,
Contributions,
Allocations and
Transfers...............    25,688    2,813   9,399   32,229   3,206   37,306       2,944      113,585
Allocated share of Trust
investment activities...    99,292      317   2,258   18,807      96   19,992      42,282      183,044
                          --------   ------ ------- --------  ------ --------    --------   ----------
Total Additions.........   124,980    3,130  11,657   51,036   3,302   57,298      45,226      296,629
                          --------   ------ ------- --------  ------ --------    --------   ----------
Less: Distributions to
Participants............    27,575      222   1,057   17,134     199    1,546         --        47,733
  Interest on Notes
  Payable...............       --       --      --       --      --       --       24,107       24,107
                          --------   ------ ------- --------  ------ --------    --------   ----------
 Net Assets Available
 for Plan Benefits,
 December 31, 1993......  $643,944   $5,097 $29,022 $290,728  $4,248 $162,222    $ (5,117)  $1,130,144
                          ========   ====== ======= ========  ====== ========    ========   ==========


   The accompanying notes are an integral part of these financial statements.

                      BELLSOUTH SAVINGS AND SECURITY PLAN

         STATEMENT OF CHANGES IN NET ASSETS AVAILABLE FOR PLAN BENEFITS

                          YEAR ENDED DECEMBER 31, 1992
                                 (IN THOUSANDS)

                                                                        EMPLOYEE STOCK
                          BELLSOUTH         INDEXED INTEREST            OWNERSHIP PLAN
                            STOCK     BOND   STOCK   INCOME    LOAN  ----------------------
                            FUND      FUND   FUND     FUND     FUND  ALLOCATED  UNALLOCATED  TOTAL
                          ---------  ------ ------- --------  ------ ---------  ----------- --------
Net Assets Available for
Plan Benefits, December
31, 1991................  $534,213   $  925 $ 7,671 $227,300  $  -0- $ 65,775    $(16,358)  $819,526
                          --------   ------ ------- --------  ------ --------    --------   --------
Employee contributions..    32,035      516   3,704   32,697     --       --          --      68,952
Transfers of
participants'
balances--net...........    (8,265)     710   6,554     (927)  1,145      --          --        (783)
Employing company
contributions...........       --       --      --       --      --    18,811         --      18,811
Supplemental
Contributions...........       --       --      --       --      --       --       22,668     22,668
Allocation of Shares to
Participants............       --       --      --       --      --    20,215     (20,215)       --
Transfer for loan
repayment...............       --       --      --       --      --    (2,080)      2,080        --
                          --------   ------ ------- --------  ------ --------    --------   --------
 Total Allotments,
 Contributions,
 Allocations and
 Transfers..............    23,770    1,226  10,258   31,770   1,145   36,946       4,533    109,648
Allocated share of Trust
investment activities...    23,682      139   1,325   18,250     --     4,743      10,901     59,040
                          --------   ------ ------- --------  ------ --------    --------   --------
 Total Additions........    47,452    1,365  11,583   50,020   1,145   41,689      15,434    168,688
                          --------   ------ ------- --------  ------ --------    --------   --------
Less: Distributions to
Participants............    35,126      101     832   20,494     --       994         --      57,547
  Interest on Notes
  Payable...............       --       --      --       --      --       --       25,312     25,312
                          --------   ------ ------- --------  ------ --------    --------   --------
Net Assets Available for
Plan Benefits, December
31, 1992................  $546,539   $2,189 $18,422 $256,826  $1,145 $106,470    $(26,236)  $905,355
                          ========   ====== ======= ========  ====== ========    ========   ========


   The accompanying notes are an integral part of these financial statements.

                      BELLSOUTH SAVINGS AND SECURITY PLAN

                         NOTES TO FINANCIAL STATEMENTS

            (DOLLARS IN THOUSANDS, EXCEPT UNIT VALUES AND AS NOTED)

1. PLAN DESCRIPTION (WHOLE DOLLARS)--

  The BellSouth Savings and Security Plan (the "Plan") was established by BellSouth Corporation ("BellSouth") to provide a convenient way for non-salaried employees to save for their retirement on a long-term basis and to acquire an ownership interest in BellSouth. The assets of the Plan are held in the BellSouth Master Savings Trust (the "Master Savings Trust") and are commingled with the assets of the BellSouth Enterprises Retirement Savings Plan and the assets of the BellSouth Management Savings and Employee Stock Ownership Plan for investment purposes.

  Highlights of the Plan are described in the Prospectus/Summary Plan Description, as supplemented ("SPD"), which is available to all participants. A copy of the SPD can be obtained by calling the BellSouth Participant Service Center at 1-800-995-1000 or 1-615-333-9000 via company telephone. In addition, copies of the Plan, trust agreement and other related documents which include details of the Plan can be obtained by writing to: Secretary, BellSouth Savings Plan Committee, Room 7B09, 1155 Peachtree Street, N.E., Atlanta, Georgia 30309-3610.

  The following are changes that were adopted effective January 1, 1994 unless otherwise noted:

  Participants can direct their investment to a newly established fund called the Balanced Fund. The structure of the Balanced Fund is designed to allocate assets between stocks, bonds and cash, and to facilitate altering the mix as necessary when market conditions change. The objective is to achieve higher returns by exposing the fund's assets to that mix of stocks, bonds and cash assets that the manager believes is the optimum. The Fund is actively managed by First Quadrant Corporation. The equity portion is invested in the Bankers Trust BT PYRAMID Equity Index Fund, which tracks the S&P 500 index; the bond portion is invested in the Bankers Trust BT PYRAMID Broad Market Fixed Income Fund, which tracks the Lehman Brothers Aggregate Bond Index; and the cash is invested in the Bankers Trust BT PYRAMID Directed Short Term Investment Fund ("STIF").

  Effective July 15, 1994, participants can transfer money already in their savings plan funds to any of five mutual funds, collectively referred to as the Mutual Fund Window (the "Window"). Participants can transfer up to 100 percent of their existing investment in the Interest Income Fund and up to 80 percent of their then existing investment in all other funds. Funds in the Window are valued and may be traded on a daily basis. See footnote 8 for financial results related to the individual funds included in the Window.

  On January 1, 1994, the unit values of each core fund (BellSouth Stock Fund, Bond Fund, Indexed Stock Fund and Interest Income Fund) of the Plan were reunitized or restated. Each fund was given a "new start" beginning with a unit value of 1.000000. At the same time, the number of units credited to the participants' accounts was increased, so that the number of units owned equaled the dollar amount invested as of January 1, 1994.

  The annual administrative fee per participant decreased from $27 to $22 in 1994. This fee will pay for up to four fund transfers, four changes in how participant contributions are invested, and four changes in the amount saved from each paycheck. More than four changes in any category will cost an extra $2 per transaction. In addition, a $6 charge will be applied for transactions made through a service representative if these transactions can be made through the automated voice response system ("VRS"). Participants will not be charged for using a service representative to help with transactions that cannot be handled through VRS.

   Participants can transfer balances between the Bond Fund and the Interest Income Fund. Previously, this type of transfer was restricted. Participants cannot transfer from and into the same fund at the same time.

  Participants who have retired or left the company and have elected to leave money in the Plan, can make two (2) withdrawals per year. There is no charge for the first withdrawal. But to cover administrative costs, a $25 processing fee will be charged for the second withdrawal. In addition, these participants can get

                      BELLSOUTH SAVINGS AND SECURITY PLAN

            (DOLLARS IN THOUSANDS, EXCEPT UNIT VALUES AND AS NOTED)

1. PLAN DESCRIPTION (CONTINUED)--

the money that remains in their accounts in two new ways; annual installments for 10 years or a series of payouts for the rest of their lives.

  The following are changes that will affect plan participants during 1995:

  Effective April 1, 1995 participants will be allowed to have two outstanding loans from the Plan. Previously only one outstanding loan at a time was available. In addition, the maximum amount available for a loan will include any amounts rolled over to the Plan from another qualified plan. The amount available for any loan will be the lesser of (1) 50% of the total pre-tax account balance and rollover amounts or (2) $50,000 reduced by the highest outstanding loan balance during the last twelve months. The loan payoff period will remain two to five years. However, the entire loan balance may be prepaid once the loan has been outstanding for one year. A $5 annual maintenance fee will be charged for loans initiated on or after April 1, 1995. The maintenance fee is in addition to the loan initiation fee of $50.

  The annual administrative fee per participant will be $22 in 1995. This represents no change in the fee amount from 1994. This fee will pay for up to four fund transfers, four changes in how participant contributions are invested, and four changes in the amount saved from each paycheck. More than four changes in any category will cost an extra $2 per transaction. In addition, a $6 charge will be applied for transactions made through a service representative if these transactions can be made through the automated voice response system ("VRS"). Participants will not be charged for using a service representative to help with transactions that cannot be handled through VRS. If a participant has one or more investments in the Mutual Fund Window there is a $1.50 per month maintenance charge and a $2.00 fee per transaction within the Window.

  Bankers Trust Company is the Trustee for the Master Savings Trust. Bankers Trust Company is also the recordkeeper and service center provider for the Plan.

2. ACCOUNTING POLICIES

  With respect to the Statement of Changes in Net Assets Available for Plan Benefits for the years presented, Allocated Share of Trust Investment Activities includes net appreciation/(depreciation) in fair value of investments which represents the sum of realized gains, net of realized losses and the net change in unrealized appreciation/(depreciation) on the investments.

  The values of investments in the Master Savings Trust are determined as follows:

    Shares of BellSouth common stock and other securities listed on a national stock exchange are valued on the basis of the closing price per share on December 31, 1994 and December 31, 1993, as reported on the New York Stock Exchange composite tape or, if no sales were made on that date, at the closing price on the next preceding day on which sales were made;

    Over-the-counter securities and government obligations are valued based on the bid prices on December 31, 1994 and 1993 from published sources where available and, if not available, from other sources considered reliable; and

    Contracts with insurance companies are valued at principal plus reinvested interest.

  Purchases and sales of securities are reflected as of the trade date.

  Realized gains and losses on sales of investments are determined on the basis of average cost.

  Dividend income is recognized on the ex-dividend date. Interest earned on investments is recognized on the accrual basis.

                      BELLSOUTH SAVINGS AND SECURITY PLAN

            (DOLLARS IN THOUSANDS, EXCEPT UNIT VALUES AND AS NOTED)

3. UNITS OF THE PLAN (WHOLE DOLLARS)--

  Participants in the Plan can invest their contributions among five core funds; BellSouth Stock Fund, Indexed Stock Fund, Interest Income Fund, Bond Fund and, since January 1, 1994, the Balanced Fund. The interest of a participant in each type of investment of the Plan is represented by units as described in Section 8 of the Plan. The units of each fund of the Plan were reunitized or restated on January 1, 1994 except for the Balanced Fund which was a new investment option at that date. Each fund was given a "new start" beginning with a unit value of 1.000000. At the same date the number of units credited to the participants' accounts was increased, so that the number of units owned equaled the dollar amount invested.

  The number and value of units as of December 31, 1994 and December 31, 1993 were as follows:

                               DECEMBER 31, 1994              DECEMBER 31, 1993
                         ------------------------------ ------------------------------
TYPE OF INVESTMENT       NUMBER OF UNITS VALUE PER UNIT NUMBER OF UNITS VALUE PER UNIT
- ------------------       --------------- -------------- --------------- --------------
BellSouth Stock Fund....   659,403,300      $ .9799       133,697,554      $4.8164
Indexed Stock Fund......    31,849,462       1.0124         3,296,146       1.5462
Bond Fund...............     5,100,850       1.0024        18,562,444       1.5635
Interest Income Fund....   293,266,649       1.0694        66,538,889       4.3693
Balanced Fund...........     4,097,176        .9702               --           --

  The number and value of units by month for each fund during 1994 were as follows:

                      BELLSOUTH STOCK                          INDEXED STOCK      INTEREST INCOME
                            FUND             BOND FUND             FUND                 FUND           BALANCED FUND
                    -------------------- ------------------ ------------------- -------------------- ------------------
                      NUMBER     VALUE    NUMBER    VALUE     NUMBER    VALUE     NUMBER     VALUE    NUMBER    VALUE
       1994          OF UNITS   PER UNIT OF UNITS  PER UNIT  OF UNITS  PER UNIT  OF UNITS   PER UNIT OF UNITS  PER UNIT
       ----         ----------- -------- --------- -------- ---------- -------- ----------- -------- --------- --------
January............ 642,112,071 1.071509 5,315,934 1.008528 29,345,047 1.034370 290,671,212 1.005724 1,860,005 1.000000
February........... 644,752,052 0.972221 5,354,604 0.998263 29,787,508 1.005956 288,918,601 1.010953 2,580,715 0.978002
March.............. 644,883,716 1.008379 5,485,512 0.989702 30,764,363 0.962187 288,305,187 1.016712 3,416,607 0.948562
April.............. 643,721,449 1.072665 5,673,900 0.985668 31,794,093 0.974330 291,486,624 1.022342 3,897,349 0.952515
May................ 644,361,950 1.048315 5,665,891 0.986050 32,108,002 0.990322 291,822,471 1.028084 4,090,687 0.958619
June............... 644,465,498 1.087768 5,583,195 0.987210 32,448,948 0.966494 293,482,944 1.033919 4,121,797 0.944350
July............... 644,666,020 1.113038 5,434,105 1.001992 32,165,434 0.998387 295,139,670 1.039865 4,205,027 0.971879
August............. 647,719,404 1.058125 5,303,545 1.002567 31,470,554 1.039168 293,667,491 1.045723 4,191,583 0.987774
September.......... 651,955,247 0.995574 5,230,500 0.994575 31,111,984 1.013367 291,774,865 1.051353 4,194,140 0.964800
October............ 657,393,070 0.965154 5,062,806 0.995124 31,275,122 1.035219 290,970,931 1.057387 4,061,777 0.973546
November........... 658,870,448 0.942376 5,082,634 0.994898 31,495,382 0.997434 291,698,740 1.063316 4,061,770 0.957276
December........... 659,403,300 0.979909 5,100,850 1.002406 31,849,462 1.012435 293,266,649 1.069494 4,097,176 0.970189

  The net asset values by month, beginning July 1994, of each fund included in the Mutual Fund Window were as follows:

                            DFA        DFA U.S.      DFA U.S.     20TH CENTURY
               BERGER  INTERNATIONAL   LARGE CAP     SMALL CAP       GROWTH
 1994         100 FUND VALUE II FUND VALUE II FUND VALUE II FUND INVESTORS FUND
 ----         -------- ------------- ------------- ------------- --------------
July.........  $14.85     $10.00        $10.00        $10.00         $21.78
August.......  $15.79     $10.01        $10.16        $10.30         $22.77
September....  $15.96      $9.66         $9.86        $10.26         $22.13
October......  $16.46     $10.06        $10.04        $10.11         $22.99
November.....  $15.80      $9.47         $9.48         $9.65         $21.74
December.....  $15.69      $9.52         $9.57         $9.73         $18.74

                      BELLSOUTH SAVINGS AND SECURITY PLAN

            (DOLLARS IN THOUSANDS, EXCEPT UNIT VALUES AND AS NOTED)

3. UNITS OF THE PLAN (CONTINUED)--

  At December 31, 1994, the number of participants currently contributing to the Plan by investment direction as described in Section 7 of the Plan was as follows:

                                                                       NO.
                          FUND DESCRIPTION                         PARTICIPANTS
                          ----------------                         ------------
   Entirely in BellSouth Stock Fund...............................    15,579
   Entirely in Bond Fund..........................................       119
   Entirely in Indexed Stock Fund.................................     1,369
   Entirely in Interest Income Fund...............................    15,655
   Entirely in Balanced Fund......................................       291
   Equally in BellSouth Stock Fund and Bond Fund..................       296
   Equally in BellSouth Stock Fund and Indexed Stock Fund.........     1,221
   Equally in BellSouth Stock Fund and Interest Income Fund.......     8,438
   Equally in BellSouth Stock Fund and Balanced Fund..............       149
   Equally in Bond Fund and Indexed Stock Fund....................       201
   Equally in Indexed Stock Fund and Interest Income Fund.........       573
   Equally in Bond Fund, Indexed Stock Fund and Interest Income
    Fund..........................................................       119
   Equally in BellSouth Stock Fund, Bond Fund and Indexed Stock
    Fund..........................................................       196
   Equally in BellSouth Stock Fund, Indexed Stock Fund and
    Interest Income Fund..........................................       296
   Equally in BellSouth Stock Fund, Bond Fund, Indexed Stock Fund
    and Interest Income Fund......................................       310
   Various Fund combinations*.....................................       616
                                                                      ------
     Total Participants...........................................    45,428
                                                                      ======

- --------
* Includes all other investment directions having less than 100 participants.

Participants cannot make contributions directly to the Mutual Fund Window. Mutual Fund Window investments are made via transfer from contributions made to the five core funds. See footnote 1 for additional information.

  Since all employing company contributions are made to the ESOP, all employees currently contributing to the Plan are participants in the ESOP.

4. TAX STATUS

  The Internal Revenue Service has determined and informed the Company by letter dated July 12, 1989, that the Plan and related trust meet the requirements of Section 401(a) of the Internal Revenue Code of 1986, as amended (the "Code"), and is exempt from Federal Income Taxes under Section 501(a) of the Code. The Plan has been amended since receiving the determination letter. On March 17, 1995, the Plan was submitted to the Internal Revenue Service for a favorable determination letter with respect to the effect of the amendment on the continued qualification of the Plan. However, the Plan administrator and the Plan's tax counsel believe that the Plan is designed and is currently being operated in compliance with the applicable requirements of the Code.

  For information on the Federal income tax effects on the employee with respect to the Plan, participants should refer to the Plan Prospectus.

5. CONTRIBUTIONS

  Employing company contributions reflect reductions for forfeited contributions as described in the Plan document.

                      BELLSOUTH SAVINGS AND SECURITY PLAN

            (DOLLARS IN THOUSANDS, EXCEPT UNIT VALUES AND AS NOTED)

5. CONTRIBUTIONS (CONTINUED)--

  Employee contributions to the Plan are accrued based upon authorized basic and supplemental contributions. The maximum basic contribution rate was $50 a week during 1994. No more than 12% of compensation may be contributed on a before-tax basis. Total before-tax and after-tax contributions may not exceed 15% of compensation.

  The employing company makes contributions in respect of the first 6% of each participant's compensation contributed. From January 1994 through March 1994, employing company matching contributions were accrued based on an amount equal to 59% of the authorized basic contribution of each participating employee. From April 1994 through December 1994, the matching contribution was 71% for employees of BellSouth Advertising and Publishing Corporation and 76% for employees of all other participating companies. The rate of the employing company matching contribution remains in effect for a twelve month period from April 1 through March 31. Employing company matching contributions will vest upon a participant's completion of three years service. One year of vesting service is earned upon a participants' completion of 1,000 work hours during any year.

  Beginning January 1, 1992, certain BellSouth Enterprises, Inc. employees' contributions, previously invested in the Plan, began to be invested in the BellSouth Enterprises Retirement Savings Plan. During 1992, assets totaling $75,544.7, attributable to those participants, were transferred to the BellSouth Enterprises Retirement Savings Plan based on current investment directions. ESOP amounts for these participants were not transferred because the BellSouth Enterprises Retirement Savings Plan does not have an ESOP feature. These transfers are included in the 1992 Statement of Changes in Net Assets under transfers of participants' balances. Effective January 1, 1994, contributions previously made to the BellSouth Enterprises Retirement Savings Plan by certain employees of BellSouth Enterprises headquarters began to be invested in the Plan.

6. TERMINATION PRIORITIES

  BellSouth intends to continue the Plan indefinitely but reserves the right to terminate or amend it. In the event the Plan is terminated, subject to conditions set forth in the Employee Retirement Income Security Act of 1974, as amended, participants will receive written notification of plan termination at least 30 days in advance. The participant may then elect to leave all units in his/her account until they leave the Company or take a lump sum distribution of the value of his/her units.

7. PLAN EXPENSES

  Investment manager fees are paid by the Master Savings Trust. Investment manager fees included in allocated share of Trust investment activities in the 1994 Statement of Changes in Net Assets were $12.6, $9.3, $144.6 and $3.4 for the Bond Fund, Indexed Stock Fund, Interest Income Fund and Balanced Fund, respectively.

  Prior to January 1, 1993 expenses that related primarily to the costs of administering the Plan were paid by the employing companies. Since January 1, 1993, the majority of the administrative expenses of the Plan have been charged to Plan participants (see Note 1).

                      BELLSOUTH SAVINGS AND SECURITY PLAN

            (DOLLARS IN THOUSANDS, EXCEPT UNIT VALUES AND AS NOTED)

8. MUTUAL FUND WINDOW

  The Mutual Fund Window's net assets available for plan benefits are comprised of the following funds at December 31, 1994:

                                          DFA           DFA            DFA         20TH CENTURY   MUTUAL FUND
                          BERGER 100 INTERNATIONAL U.S. LARGE CAP U.S. SMALL CAP GROWTH INVESTORS   WINDOW
                             FUND    VALUE II FUND VALUE II FUND  VALUE II FUND        FUND          TOTAL
                          ---------- ------------- -------------- -------------- ---------------- -----------
         ASSETS
Allocated share of trust
 net assets.............    $2,876       $560           $208           $394            $826         $4,864
Investment in BellSouth
 Savings and Security
 Employee Stock
 Ownership Plan Trust:
 BellSouth shares of
  common stock allocated
  to participants.......       --         --             --             --              --             --
 BellSouth shares of
  common stock held for
  future allocation.....       --         --             --             --              --             --
 Temporary cash
  investments...........       --         --             --             --              --             --
                            ------       ----           ----           ----            ----         ------
  Total Investments.....     2,876        560            208            394             826          4,864
Allotments and
 contributions
 receivable.............       --         --             --             --              --             --
Fund, BellSouth
 Management Savings and
 Employee Stock
 Ownership Plan,
 BellSouth Enterprises
 Retirement Savings Plan
 and other transfers
 receivable--net........       134         22             16             68             119            359
                            ------       ----           ----           ----            ----         ------
  Total Assets..........     3,010        582            224            462             945          5,223
                            ------       ----           ----           ----            ----         ------
      LIABILITIES
Distributions payable...         1        --             --               4             --               5
Fund, BellSouth
 Management Savings and
 Employee Stock
 Ownership Plan,
 BellSouth Enterprises
 Retirement Savings Plan
 and other transfers
 payable--net...........       --         --             --             --              --             --
Notes payable...........       --         --             --             --              --             --
                            ------       ----           ----           ----            ----         ------
  Total liabilities.....         1        --             --               4             --               5
                            ------       ----           ----           ----            ----         ------
Net Assets Available for
 Plan Benefits..........    $3,009       $582           $224           $458            $945         $5,218
                            ======       ====           ====           ====            ====         ======

                      BELLSOUTH SAVINGS AND SECURITY PLAN

            (DOLLARS IN THOUSANDS, EXCEPT UNIT VALUES AND AS NOTED)

8. MUTUAL FUND WINDOW (CONTINUED)--

  The Mutual Fund Window's changes in net assets available for plan benefits are comprised of the following funds for the year ended December 31, 1994:

                                          DFA           DFA            DFA         20TH CENTURY   MUTUAL FUND
                          BERGER 100 INTERNATIONAL U.S. LARGE CAP U.S. SMALL CAP GROWTH INVESTORS   WINDOW
                             FUND    VALUE II FUND VALUE II FUND  VALUE II FUND        FUND          TOTAL
                          ---------- ------------- -------------- -------------- ---------------- -----------
Net Assets Available for
 Plan Benefits, December
 31, 1993...............    $  --        $--            $--            $--             $--          $  --
                            ------       ----           ----           ----            ----         ------
Employee Contributions..       --         --             --             --              --             --
Transfer of
 participants'
 balances--net..........     3,010        582            224            462             945          5,223
Employing company
 contributions..........       --         --             --             --              --             --
Supplemental
 contributions..........       --         --             --             --              --             --
Allocation of shares to
 participants...........       --         --             --             --              --             --
Transfer of loan
 repayment..............       --         --             --             --              --             --
                            ------       ----           ----           ----            ----         ------
Total Allotments,
 Contributions,
 Allocations and
 Transfers..............     3,010        582            224            462             945          5,223
Allocated share of Trust
 investment activities..       --         --             --             --              --             --
                            ------       ----           ----           ----            ----         ------
Total Additions.........     3,010        582            224            462             945          5,223
                            ------       ----           ----           ----            ----         ------
Less: Distributions to
 Participants...........         1        --             --               4             --               5
  Interest on Notes
   Payable..............       --         --             --             --              --             --
                            ------       ----           ----           ----            ----         ------
 Net Assets Available
  for Plan Benefits,
  December 31, 1994.....    $3,009       $582           $224           $458            $945         $5,218
                            ======       ====           ====           ====            ====         ======

                      BELLSOUTH SAVINGS AND SECURITY PLAN

            (DOLLARS IN THOUSANDS, EXCEPT UNIT VALUES AND AS NOTED)
9. INTEREST IN BELLSOUTH MASTER SAVINGS TRUST

  The assets of the Plan are held in the Master Savings Trust effective May 1, 1989 and are commingled with the assets of the BellSouth Enterprises Retirement Savings Plan and the assets of the BellSouth Management Savings and Employee Stock Ownership Plan. The assets of the BellSouth Employee Stock Ownership Plan ("PAYSOP") are held in a sub-trust of the Master Savings Trust. This sub-trust is not included in the following Master Savings Trust information.

  The Plan's allocated share of the total net assets of all funds in the Master Savings Trust at December 31, 1994 and 1993 was 31.5478% and 31.9427%, respectively. The Plan's allocated share of the net assets of each fund in the Master Savings Trust at December 31, 1994 and 1993 was as follows:

                                                               1994      1993
                                                             --------- ---------
   BellSouth Stock Fund..................................... 44.74181% 45.01869%
   Indexed Stock Fund.......................................  7.65149%  6.86764%
   Bond Fund................................................  4.02274%  3.20848%
   Interest Income Fund..................................... 29.49415% 29.14667%
   Loan Fund................................................ 13.89768% 11.10671%
   Balanced Fund............................................ 12.53545%      --
   Mutual Fund Window....................................... 12.17727%      --

                      BELLSOUTH SAVINGS AND SECURITY PLAN

            (DOLLARS IN THOUSANDS, EXCEPT UNIT VALUES AND AS NOTED)

9. INTEREST IN BELLSOUTH MASTER SAVINGS TRUST (CONTINUED)--

  The financial position of the Master Savings Trust at December 31, 1994 and 1993 was as follows:

                                                             1994       1993
                                                          ---------- ----------
Assets: Investment at value:
 BellSouth Stock Fund:
  BellSouth common shares................................ $1,396,036 $1,417,269
  Temporary cash investments.............................     44,436     20,006
 Bond Fund:
  Securities.............................................    136,669    155,211
  Temporary cash investments.............................      2,282        797
 Indexed Stock Fund:
  Equity Index Fund......................................    426,228    419,305
  Temporary cash investments.............................     13,684      2,379
 Interest Income Fund:
  Contracts..............................................  1,047,899    982,482
  Temporary cash investments.............................     37,529     27,934
 Loan Fund:
  Loans to participants..................................     47,581     36,066
  Temporary cash investments.............................         37         13
 Balanced Fund:
  Securities.............................................     20,094        --
  Temporary cash investments.............................     15,760        --
 Mutual Fund Window:
  Berger 100 Fund........................................     18,745        --
  DFA International Value II Fund........................      8,225        --
  DFA US Large Cap Value II Fund.........................      1,419        --
  DFA US Small Cap Value II Fund.........................      6,490        --
  20th Century Growth Investors Fund.....................      4,839        --
  Temporary cash investments.............................        227        --
 Distributable shares....................................      3,916      1,234
 Dividends and interest income receivable................      3,716      2,930
 Receivable for investments sold.........................     42,196        --
 Loan repayment receivable...............................        487        --
 Variation margin receivable.............................         41        --
                                                          ---------- ----------
                                                          $3,278,536 $3,065,626
 Liabilities:
  Payable for investments purchased......................     52,824        724
  Variation margin payable...............................         20        --
                                                          ---------- ----------
Allocation share of trust net assets (excluding ESOP
 Trusts).................................................  3,225,692  3,064,902
Investment in ESOP Trusts:
 BellSouth shares of common stock allocated to partici-
  pants..................................................    415,616    352,067
 Distributable shares....................................        732         86
 BellSouth common shares held for future allocation......    597,525    708,842
 Temporary cash investments..............................     37,074     28,823
                                                          ---------- ----------
Total investments........................................  4,276,639  4,154,720
Liabilities:
 Notes payable...........................................    693,900    734,598
                                                          ---------- ----------
   Trust net assets...................................... $3,582,739 $3,420,122
                                                          ========== ==========
Investments at cost...................................... $3,809,323 $3,492,070
                                                          ========== ==========

  Distributions payable in shares at year end are reclassed from BellSouth common shares and ESOP--BellSouth common shares held for future allocation to the respective "Distributable Shares" line.

  See Item 27a, BellSouth Master Savings Trust Schedule of Assets Held for Investment purposes.

                      BELLSOUTH SAVINGS AND SECURITY PLAN

            (DOLLARS IN THOUSANDS, EXCEPT UNIT VALUES AND AS NOTED)

9. INTEREST IN BELLSOUTH MASTER SAVINGS TRUST (CONTINUED)--

  Assets in the BellSouth Stock Fund, Bond Fund and Indexed Stock Fund are invested in securities which fluctuate in market value, and the values of the units fluctuate as of the end of each month.

  Assets in the Interest Income Fund are invested in a number of investment contracts with diversified groups of high quality financial institutions. The value of the Interest Income Fund is based upon the principal invested and the interest credited, and the value of the units should increase as of the end of each month. Some of these contracts are unsecured, general obligations of such companies. Their security is subject to the ability of the insurance companies or other financial institutions to repay their debts generally as they come due. Other contracts are backed specifically by high quality, fixed income assets. Therefore, many of the new investment contracts have the underlying assets held in a separate account of an insurance company or in a trust fund. These assets are protected from the general creditors of the contract issuer.

  In three separate transactions during 1990, the BellSouth Management Savings and Employee Stock Ownership Trust and the BellSouth Savings and Security ESOP Trust (the "ESOP Trusts") issued medium-term notes in the amount of $550 million and $300 million, respectively, to fund the ESOP. Assets held in each investment fund of the Plan, other than the assets held by the ESOP Trusts described below, are unavailable to service the ESOP debt.

  Assets held by the ESOP Trusts are generally unavailable to satisfy claims of holders of debt securities issued by the ESOP Trusts to finance the acquisition of common stock for the benefit of ESOP participants. The debt securities are guaranteed by and are subject to direct recourse against BellSouth. BellSouth contributes to the Trusts an amount necessary, net of ESOP dividends and interest, to service the ESOP loan payments and to purchase any additional shares required to meet the match obligation. Such contributions are subject to the claims of such holders but are held at BellSouth and paid to the ESOP Trust twice yearly to fund, on a same day basis, required payments by the ESOP Trusts on the notes. Such contributions would not remain in the Plan Trusts unless there were a default on the debt securities by the ESOP Trustee after having received the required contributions from BellSouth. Therefore, holders of the debt securities should not rely on the assets of the ESOP Trusts in arriving at an investment decision with respect to the debt securities. For the year ended December 31, 1994, BellSouth made cash contributions to the ESOP Trusts in the amount of $63,017 for the purpose of servicing the guaranteed debt and cash contributions in the amount of $36,789 to purchase additional shares to meet the match obligations and expects to make similar contributions during the life of the Plan.

  A description of each debt issue is as follows:

  BellSouth Management Savings and Employee Stock Ownership Trust:

                   TITLE                      AMOUNT  INTEREST RATE   DUE DATE
                   -----                     -------- ------------- ------------
Amortizing Medium-Term Notes, Series A...... $275,000    9.125%     July 1, 2003
Amortizing Medium-Term Notes, Series A...... $275,000    9.19%      July 1, 2003
                                             --------
  Total..................................... $550,000

  BellSouth Savings and Security ESOP Trust:

                   TITLE                      AMOUNT  INTEREST RATE   DUE DATE
                   -----                     -------- ------------- ------------
Amortizing Medium-Term Notes, Series A...... $300,000    9.125%     July 1, 2003

                      BELLSOUTH SAVINGS AND SECURITY PLAN

                   NOTES TO FINANCIAL STATEMENTS--(CONCLUDED)

            (DOLLARS IN THOUSANDS, EXCEPT UNIT VALUES AND AS NOTED)

9. INTEREST IN BELLSOUTH MASTER SAVINGS TRUST (CONTINUED)--

  Maturities of the ESOP Trusts' long-term debt outstanding at December 31, 1994 are as follows:

                     1995    1996    1997    1998    1999   THEREAFTER  TOTAL
                    ------- ------- ------- ------- ------- ---------- --------
Maturities......... $46,589 $52,977 $59,898 $67,418 $75,589  $391,429  $693,900
                    ======= ======= ======= ======= =======  ========  ========

  Investment activities of the Master Savings Trust are allocated to the Plan based upon the total of each individual plan participant's share of the Master Savings Trust investment activities during the period ended December 31, 1994.

  The Master Savings Trust investment activities for the fiscal year ended December 31, 1994, 1993 and 1992 were as follows:

                                                   1994       1993      1992
                                                 ---------  --------  --------
Investment Activities:
 Dividends on BellSouth Corporation common
  shares........................................ $ 119,486  $118,094  $116,747
 Other dividends................................       --        --          5
 Interest Income Fund income....................    69,048    65,950    60,515
 Other interest.................................    12,748    11,917     8,987
 Net change in unrealized
  appreciation/(depreciation) on investments....  (185,677)  292,122   (20,744)
 Net realized gain on investments...............    14,693    31,658    33,416
 Investment Manager Fees........................      (980)     (973)   (1,144)
                                                 ---------  --------  --------
Net investment activities....................... $  29,318  $518,768  $197,782
                                                 =========  ========  ========

                        BELLSOUTH MASTER SAVINGS TRUST

           ITEM 27A--SCHEDULE OF ASSETS HELD FOR INVESTMENT PURPOSES

                            (DOLLARS IN THOUSANDS)

                                                   DECEMBER 31, 1994
                                            --------------------------------
                                            NUMBER OF
                                            SHARES OR
                                            PRINCIPAL              CARRYING
     NAME OF ISSUER AND TITLE OF ISSUE        AMOUNT      COST      VALUE
     ---------------------------------      ---------- ---------- ----------
                             BELLSOUTH STOCK FUND
SHARES OF BELLSOUTH COMMON STOCK*--96.9%... 25,865,162 $1,038,790 $1,399,952
                                                       ---------- ----------
TEMPORARY CASH INVESTMENTS--3.1%........... 25,985,797     43,954     44,436
                                                       ---------- ----------
  Total BellSouth Stock Fund--100%.........            $1,082,744 $1,444,388
                                                       ---------- ----------

                                   BOND FUND
U.S. GOVERNMENT TREASURY NOTES--38.4%
 U.S. Treasury Notes, 7.750%, 03/31/96..... $    9,000 $    9,686 $    9,031
 U.S. Treasury Notes, 7.625%, 05/31/96..... $    7,500      8,162      7,513
 U.S. Treasury Notes, 7.875%, 06/30/96..... $    2,000      2,012      2,009
 U.S. Treasury Notes, 5.875%, 02/15/04..... $   10,300      9,232      8,982
 U.S. Treasury Notes, 7.250%, 05/15/04..... $    7,700      7,587      7,394
 U.S. Treasury Notes, 9.250%, 01/15/96..... $    8,000      9,037      8,153
 U.S. Treasury Notes, 8.000%, 10/15/96..... $    4,700      4,867      4,725
 U.S. Treasury Notes, 8.500%, 11/15/95..... $    5,500      5,990      5,561
                                                       ---------- ----------
                                                       $   56,573 $   53,368
                                                       ---------- ----------
U.S. GOVERNMENT TREASURY BONDS--25.4%
 U.S. Treasury Bonds, 11.625%, 11/15/04.... $    5,400 $    7,188 $    6,764
 U.S. Treasury Bonds, 9.375%, 02/15/06..... $   12,450     13,973     13,808
 U.S. Treasury Bonds, 7.250%, 05/15/16..... $   12,950     12,319     11,975
 U.S. Treasury Bonds, 8.125%, 08/15/19..... $    2,700      3,100      2,736
                                                       ---------- ----------
                                                       $   36,580 $   35,283
                                                       ---------- ----------
DOMESTIC CORPORATE OBLIGATIONS--34.6%
 Cleveland Elec. Illum. Co.
  9.100%, 07/22/96......................... $      400 $      430 $      397
 Cleveland Elec. Illum. Co.
  9.450%, 12/01/97......................... $    1,000      1,091        986
 Cleveland Elec. Illum. Co.
  8.700%, 06/03/96......................... $    4,600      4,798      4,551
 Commonwealth Edison Co.
  9.010%, 08/01/96......................... $    1,000      1,056      1,006
 Commonwealth Edison Co.
  8.920%, 08/15/96......................... $    1,000      1,005      1,004
 Commonwealth Edison Co.
  5.500%, 07/15/95......................... $    2,000      1,993      1,982
 Eastern Edison Co.
  9.250%, 12/01/95......................... $    2,000      2,218      2,022
 Houston Inds. Inc.
  7.250%, 12/01/96......................... $    1,500      1,500      1,471
 Illinois Pwr. Co.
  9.250%, 12/16/96......................... $    2,000      2,085      2,033

                         BELLSOUTH MASTER SAVINGS TRUST

                             (DOLLARS IN THOUSANDS)

                                                   DECEMBER 31, 1994
                                            --------------------------------
                                            NUMBER OF
                                            SHARES OR
                                            PRINCIPAL              CARRYING
     NAME OF ISSUER AND TITLE OF ISSUE        AMOUNT      COST      VALUE
     ---------------------------------      ---------- ---------- ----------
                             BOND FUND--(CONTINUED)

 Pacificorp Secd.
  8.690%, 07/16/96......................... $    2,000 $    2,000 $    2,019
 Pennsylvania Elec. Co. Secd.
  7.450%, 10/28/96......................... $    1,000      1,000        991
 Texas Utils. Elec. Co.
  10.625%, 09/01/20........................ $      300        341        328
 Virginia Elec. & Pwr. Co.
  8.200%, 08/15/96......................... $    1,000      1,037      1,004
 Amax Inc.
  9.875%, 06/13/01......................... $    2,550      2,670      2,677
 Commonwealth Edison Co.
  9.050%, 08/01/96......................... $    1,000      1,080      1,006
 International Business Machs. Corp.
  9.000%, 05/01/98......................... $    1,500      1,608      1,509
 Long Island Ltg. Co.
  8.750%, 05/01/96......................... $    3,450      3,521      3,462
 McDermott Inc.
  10.250%, 06/01/95........................ $    3,000      3,241      3,033
 USX-Marathon Group Inc.
  8.875%, 09/15/97......................... $    1,000        998      1,003
 United Illum. Co.
  7.250%, 10/02/95......................... $    1,550      1,588      1,545
 Caterpillar Finl. Svcs. Corp.
  7.140%, 03/13/95......................... $    1,000      1,023      1,001
 Caterpillar Finl. Svcs. Corp.
  7.140%, 04/10/95......................... $    2,100      2,126      2,102
 Chrysler Finl. Corp.
  6.000%, 04/15/96......................... $    2,000      2,058      1,953
 Ford Motor Credit Co.
  8.625%, 04/15/96......................... $    2,500      2,744      2,518
 General Mtr. Accep. Corp.
  7.250%, 02/15/96......................... $    2,500      2,623      2,482
 General Mtr. Accep. Corp.
  6.300%, 02/02/96......................... $      700        720        688
 General Mtr. Accep. Corp.
  8.250%, 08/01/96......................... $    3,250      3,245      3,241
                                                       ---------- ----------
                                                       $   49,799 $   48,014
                                                       ---------- ----------
POOLED CORPORATE OBLIGATIONS--0.0%.........      2,462 $        4 $        4
                                                       ---------- ----------
TEMPORARY CASH INVESTMENTS--1.6%...........  1,334,539 $    2,273 $    2,282
                                                       ---------- ----------
  Total Bond Fund--100.0%..................            $  145,229 $  138,951
                                                       ---------- ----------

                         BELLSOUTH MASTER SAVINGS TRUST

                             (DOLLARS IN THOUSANDS)

                                                    DECEMBER 31, 1994
                                             --------------------------------
                                             NUMBER OF
                                             SHARES OR
                                             PRINCIPAL              CARRYING
     NAME OF ISSUER AND TITLE OF ISSUE        AMOUNT      COST      VALUE
     ---------------------------------       ---------- ---------- ----------
                                 INDEXED STOCK FUND
BANKERS TRUST PYRAMID CASH PLUS FUND--3.1%.   8,002,595 $   13,607 $   13,684
                                                        ---------- ----------
BANKERS TRUST PYRAMID EQUITY INDEX FUND*--
 96.9%.....................................     425,188 $  315,877 $  426,227
                                                        ---------- ----------
MISCELLANEOUS TOTAL--0%....................          33 $        1 $        0
                                                        ---------- ----------
  Total Corporate Obligations--0.0%........         583 $        1 $        1
                                                        ---------- ----------
  Total Indexed Stock Fund--100.0%.........             $  329,486 $  439,912
                                                        ---------- ----------

                                INTEREST INCOME FUND

ANNUITY CONTRACTS WITH INSURANCE
 COMPANIES--96.5%:+
 Aetna Life Insurance Company
  (7.49%-9.81%)............................  $   91,895 $   91,895 $   91,895
 Allstate Life Insurance Company
  (5.75%)..................................  $   10,857     10,857     10,857
 BT Basic
  (6.21%)..................................  $  102,923    102,923    102,923
 CDC Investment Management Corp.
  (4.906%-7.61%)...........................  $   65,140     65,140     65,140
 Canada Life
  (9.58%)..................................  $    5,214      5,214      5,214
 Commonwealth Life Insurance Co.
  (7.67%-9.37%)............................  $   17,225     17,225     17,225
 Connecticut General Life Insurance Co.
  (8.28%-8.85%)............................  $   21,763     21,763     21,763
 Hartford Life
  (7.22%-8.71%)............................  $   34,731     34,731     34,731
 John Hancock Mutual Life
  (7.13%)..................................  $   88,735     88,735     88,735
 Massachusetts Mutual
  (9.37%-9.70%)............................  $   74,089     74,089     74,089
 Metropolitan Life Insurance Com.
  (5.79%-8.75%)............................  $  104,444    104,444    104,444
 Mutual Benefit Life Insurance Co.
  (12.75%).................................  $    3,251      3,251      3,251
 New York Life Insurance Co.
  (5.39%-8.97%)............................  $   77,904     77,904     77,904
 Pacific Mutual Life
  (9.39%)..................................  $   30,027     30,027     30,027
 Peoples Security Life Insurance Co.
  (5.03%-8.21%)............................  $   95,165     95,165     95,165
 Provident National
  (5.13%-8.53%)............................  $  118,172    118,172    118,172

                         BELLSOUTH MASTER SAVINGS TRUST

                             (DOLLARS IN THOUSANDS)

                                                   DECEMBER 31, 1994
                                            --------------------------------
                                            NUMBER OF
                                            SHARES OR
                                            PRINCIPAL              CARRYING
     NAME OF ISSUER AND TITLE OF ISSUE        AMOUNT      COST      VALUE
     ---------------------------------      ---------- ---------- ----------
                      INTEREST INCOME FUND--(CONTINUED)
 Prudential Insurance Company of America
  (8.93%-9.35%)............................ $   45,933 $   45,933 $   45,933
 State Mutual Life
  (8.86%).................................. $   10,650     10,650     10,650
 Sun Life Association, Canada
  (5.78%-5.79%)............................ $   21,472     21,472     21,472
 Union Bank of Switzerland
  (5.00%-7.38%)............................ $   28,309     28,309     28,309
                                                       ---------- ----------
                                                       $1,047,899 $1,047,899
                                                       ---------- ----------
TEMPORARY CASH INVESTMENTS--3.5%........... $   21,945 $   37,441 $   37,525
                                                       ---------- ----------
CORPORATE OBLIGATIONS--0%..................      2,462 $        3 $        4
                                                       ---------- ----------
INTEREST INCOME FUND--100%................. $1,072,306 $1,085,343 $1,085,428
                                                       ---------- ----------

                                   LOAN FUND
LOANS TO PARTICIPANTS--99.9%............... $   47,581 $   47,581 $   47,581
                                                       ---------- ----------
TEMPORARY CASH INVESTMENTS--0.1%........... $       37 $       37 $       37
                                                       ---------- ----------
  Total Loan Fund..........................            $   47,618 $   47,618
                                                       ---------- ----------

                                 BALANCED FUND
TEMPORARY CASH INVESTMENTS--10%............  1,844,439 $    3,133 $    3,154
                                                       ---------- ----------
 U.S. Treasury Bill, Exp. 1/12/95--........ $      440 $      427 $      427
                                                       ---------- ----------
CORPORATE OBLIGATIONS--90%.................  8,147,921 $   12,366 $   12,179
                                                       ---------- ----------
 BT Equity Index Fund......................     20,045 $   19,864 $   20,094
                                                       ---------- ----------
OTHER INVESTMENTS--0%......................
 S&P 500 Futures, March 1995...............     12,500 $        0 $        0
 U.S. Treasury Bond Futures, March 1995....  6,300,000 $        0 $        0
                                                       ---------- ----------
  Total Balanced Fund......................            $   35,790 $   35,854
                                                       ---------- ----------

                         EMPLOYEE STOCK OWNERSHIP PLAN
SHARES OF BELLSOUTH COMMON STOCK*--96.5%... 18,760,577 $1,005,328 $1,013,873
                                                       ---------- ----------
TEMPORARY CASH INVESTMENTS--3.5%........... 21,678,874 $   36,788 $   37,074
                                                       ---------- ----------
  Total Employee Stock Ownership Fund......            $1,042,116 $1,050,947
                                                       ---------- ----------

                               MUTUAL FUND WINDOW
MUTUAL FUNDS--99.4%
 Berger 100 Fund...........................  1,194,698 $   18,488 $   18,745
 DFA International Value II Fund...........    863,944 $    8,538 $    8,225
 DFA U.S. Large Cap Value II Fund..........    148,252 $    1,470 $    1,419
 DFA U.S. Small Cap Value II Fund..........    667,035 $    6,722 $    6,490
 20th Century Growth Investors Fund........    258,182 $    5,552 $    4,839
                                                       ---------- ----------
  Total Equity Mutual Funds................            $   40,770   $ 39,718
                                                       ---------- ----------

                         BELLSOUTH MASTER SAVINGS TRUST

                             (DOLLARS IN THOUSANDS)

                                                           DECEMBER 31, 1994
                                                    -------------------------------
                                                    NUMBER OF
                                                    SHARES OR
                                                    PRINCIPAL            CARRYING
         NAME OF ISSUER D TITLE OF ISSUE             AMOUNT      COST      VALUE
         ---------------------------------          --------- ---------- ----------
                         MUTUAL FUND WINDOW--(CONTINUED)
TEMPORARY CASH INVESTMENTS--0.6%
 BT Pyramid Cash Plus Fund.........................    933    $        2 $     2
 Cash in Transit...................................   $224    $      224 $      224
 Schwab Retirement Money Fund......................   $  1    $        1 $        1
                                                              ---------- ----------
  Total Temporary Cash Investments.................           $      227 $      227
                                                              ---------- ----------
   Total Mutual Fund Window........................           $   40,997 $   39,945
                                                              ---------- ----------

  TOTAL INVESTMENTS.......................................    $3,809,323 $4,283,043
                                                              ========== ==========

- --------
NOTES
Percentages represent the percentage of the investments of each fund of the Master Savings Trust.

* Investment represents 5% or more of the Net Assets of the Master Savings
  Trust.
+ The contracts with these insurance companies (interest rates indicated in parentheses) guarantee the repayment of principal and the crediting of interest resulting in a composite effective annual interest rate of 6.95% for the year 1994. The timing of the remittance of participating employee contributions and other participating employee-directed transactions may cause the actual yield to vary from this rate. The composite interest rate is subject to annual adjustment.